Exhibit 99.1

BETTER CHOICE COMPANY INC. ANNOUNCES SECOND QUARTER 2024 RESULTS

Net Income Increased 190% to $2.7 million Year-Over-Year

EPS Growth of 170% to $2.98 Year-Over-Year

Adjusted EBITDA Increased 98% to less than $(0.1) million1 Year-Over-Year

Recognized $3.6 million Gain on Extinguishment of Debt

TAMPA, FL, August 13, 2024 — Better Choice Company Inc. (NYSE American: BTTR) (the “Company” or “Better Choice”), a pet health and wellness company, today announced its results for the second quarter ended June 30, 2024 (“Q2 2024”).

SECOND QUARTER 2024 FINANCIAL HIGHLIGHTS

●	Revenue increased 8% to $8.5 million from the first quarter 2024
●	Gross margin increased 403 basis points year-over-year (“YOY”) to 38%
●	Operating loss improved 72% YOY to $(0.7) million
●	Operating margin improved 1,605 basis points YOY to (8)%
●	Net income increased 190% YOY to $2.7 million
●	Earnings per share (“EPS”) improved 170% YOY to $2.98
●	$3.6 million one-time gain on extinguishment of debt
●	Adjusted EBITDA increased 98% YOY to less than $(0.1) million[1]

SIX MONTHS 2024 FINANCIAL HIGHLIGHTS

●	Gross margin increased 114 basis points YOY to 36%
●	Operating loss improved 45% YOY to $(3.2) million
●	Operating margin improved 101 basis points YOY to (19)%
●	Net loss improved 97% YOY to $(0.2) million
●	EPS improved 98% YOY to $(0.21)
●	Adjusted EBITDA improved 60% YOY to $(1.4) million[1]

“Our second quarter performance demonstrates that our efforts to stabilize operations, revamp channel strategy, and instill greater financial governance are taking shape. We believe there is significant runway for increased Halo growth at both Chewy and Amazon as we continue to shift our investment, move to full funnel activation, and improve our storytelling and share of voice,” commented Chief Executive Officer, Kent Cunningham. “We see increased opportunity for the Halo brand across the roughly $50 billion US & Canada pet food markets and the $30 billion represented across the Asia-Pacific region. Halo sits at the intersection of the two megatrends fueling market growth: Humanization and Premiumization. Whether the pet parent is a clean food consumer seeking all-natural nutrition that is minimally processed and responsibly sourced, or seeking a dietary solution to address allergies, skin and coat issues, digestive or other health concerns, Halo provides products that deliver visible results.”

Nina Martinez, Chief Financial Officer, also commented, “The company’s positive financial results are a testament to the strong underlying performance and operating leverage we are seeing in the business. The sales momentum and significant adjusted EBITDA1 improvement we saw in the second quarter truly reflect our strategic pivots are working. Our International channel generated 27% top line growth from the first quarter, and 7% year-to-date growth YOY. Our Digital channel, comprising of our E-commerce platforms and legacy Direct-to-Consumer channel, generated 11% topline growth as the Halo brand gains momentum domestically as well. The YOY topline softness was expected internally as we have made purposeful strategic exits of several unprofitable brick and mortar customers, as well as the closing of our legacy Halo Pets Direct-to-Consumer channel that was trending as a double digit negative EBITDA1 channel. While these actions negatively impacted our YOY topline, the positive impact to our bottom line was critical as we significantly improved the financial shape of the business and we are beating all internal targets. Supplier input costs are coming down and we are unlocking profit through global volumes, as is reflected in our gross margin improvement. We’ve tightened operating expenses and have unlocked significant profit levers through the channel strategy shifts. Our ability to improve working capital, improve margins, and accelerate free cash flow provide confidence in our ability to deliver on our near and long-term goals.”

1 Adjusted EBITDA is a non-GAAP measure. Reconciliation of Adjusted EBITDA and to net income (loss), the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.

Better Choice Company Inc.

Unaudited Condensed Consolidated Statements of Operations

(Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net sales	$8,542	$10,536	$16,445	$19,773
Cost of goods sold	5,289	6,948	10,578	12,944
Gross profit	3,253	3,588	5,867	6,829
Operating expenses:
Selling, general and administrative	3,977	6,173	9,057	12,669
Total operating expenses	3,977	6,173	9,057	12,669
Loss from operations	(724)	(2,585)	(3,190)	(5,840)
Other income (expense):
Interest expense, net	(180)	(379)	(542)	(608)
Gain on extinguishment of debt	3,561	—	3,561	—
Total other income (expense), net	3,381	(379)	3,019	(608)
Income (loss) before income taxes	2,657	(2,964)	(171)	(6,448)
Income tax expense	3	—	5	—
Net income (loss)	$2,654	$(2,964)	$(176)	$(6,448)
Weighted average number of shares outstanding, basic	890,756	694,356	838,062	693,561
Weighted average number of shares outstanding, diluted	890,756	694,356	838,062	693,561
Net income (loss) per share, basic	$2.98	$(4.27)	$(0.21)	$(9.30)
Net income (loss) per share, diluted	$2.98	$(4.27)	$(0.21)	$(9.30)

Better Choice Company Inc.

Unaudited Condensed Consolidated Balance Sheets

(Dollars in thousands, except share amounts)

	June 30, 2024	December 31, 2023
Assets
Cash and cash equivalents	$3,293	$4,455
Accounts receivable, net	4,325	4,354
Inventories, net	3,825	6,611
Prepaid expenses and other current assets	771	812
Total Current Assets	12,214	16,232
Fixed assets, net	179	230
Right-of-use assets, operating leases	92	120
Goodwill	405	—
Other assets	195	155
Total Assets	$13,085	$16,737
Liabilities & Stockholders’ Equity
Current Liabilities
Accounts payable	$6,108	$6,928
Accrued and other liabilities	1,361	2,085
Credit facility, net	1,582	1,741
Term loan, net	—	2,881
Operating lease liability	59	57
Total Current Liabilities	9,110	13,692
Non-current Liabilities
Operating lease liability	37	67
Total Non-current Liabilities	37	67
Total Liabilities	9,147	13,759
Stockholders’ Equity
Common Stock, $0.001 par value, 200,000,000 shares authorized, 916,329 & 729,026 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	1	1
Additional paid-in capital	325,455	324,319
Accumulated deficit	(321,518)	(321,342)
Total Stockholders’ Equity	3,938	2,978
Total Liabilities and Stockholders’ Equity	$13,085	$16,737

Better Choice Company Inc.

Non-GAAP Measures

Adjusted EBITDA

We define Adjusted EBITDA as EBITDA further adjusted to eliminate the impact of certain items that we do not consider indicative of our core operations. Adjusted EBITDA is determined by adding the following items to net (loss) income: interest expense, tax expense, depreciation and amortization, share-based compensation, gain on extinguishment of debt, loss on disposal of assets, transaction-related expenses, and other non-recurring expenses.

We present Adjusted EBITDA as it is a key measure used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. We believe that the disclosure of Adjusted EBITDA is useful to investors as this non-GAAP measure forms the basis of how our management team reviews and considers our operating results. By disclosing this non-GAAP measure, we believe that we create for investors a greater understanding of and an enhanced level of transparency into the means by which our management team operates our company. We also believe this measure can assist investors in comparing our performance to that of other companies on a consistent basis without regard to certain items that do not directly affect our ongoing operating performance or cash flows.

Adjusted EBITDA does not represent cash flows from operations as defined by GAAP. Adjusted EBITDA has limitations as a financial measure and you should not consider it in isolation, or as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net (loss) income, gross margin, and our other GAAP results.

The following table presents a reconciliation of net income (loss), the closest GAAP financial measure, to EBITDA and Adjusted EBITDA for each of the periods indicated (in thousands):

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income (loss)	$2,654	$(2,964)	$(176)	$(6,448)
Interest expense, net	180	379	542	608
Income tax expense	3	—	5	—
Depreciation and amortization	34	421	68	845
EBITDA	2,871	(2,164)	439	(4,995)
Non-cash share-based compensation (a)	159	284	678	1,145
Gain on extinguishment of debt	(3,561)	—	(3,561)	—
Loss on disposal of assets	—	—	—	11
Transaction-related expenses (b)	131	—	489	—
Non-recurring strategic branding initiatives (c)	43	18	69	33
Co-manufacturing partner transition (d)	—	6	—	6
Other single occurrence expenses (e)	327	31	457	189
Adjusted EBITDA	$(30)	$(1,825)	$(1,429)	$(3,611)

(a) Non-cash expenses related to equity compensation awards. Share-based compensation is an important part of the Company’s compensation strategy and without our equity compensation plans, it is probable that salaries and other compensation related costs would be higher.
(b) Legal fees, professional fees, and other expenses for transaction-related business matters
(c) Single occurrence expenses related to marketing agency and design, strategic re-branding initiatives, Elevate® launch, product innovation and reformulations
(d) Single occurrence expenses related to the transition of our largest dry kibble co-manufacturing supplier
(e) Single occurrence expenses related to employee severance, executive recruitment, and other non-recurring professional fees

About Better Choice Company Inc.

Better Choice Company Inc. is a pet health and wellness company focused on providing pet products and services that help dogs and cats live healthier, happier and longer lives. We offer a broad portfolio of pet health and wellness products for dogs and cats sold under our Halo brand across multiple forms, including foods, treats, toppers, dental products, chews, and supplements. We have a demonstrated, multi-decade track record of success and are well positioned to benefit from the mainstream trends of growing pet humanization and consumer focus on health and wellness. Our products consist of kibble and canned dog and cat food, freeze-dried raw dog food and treats, vegan dog food and treats, oral care products and supplements. Halo’s core products are made with high-quality, thoughtfully sourced ingredients for natural, science-based nutrition. Each innovative recipe is formulated with leading veterinary and nutrition experts to deliver optimal health. For more information, please visit https://www.betterchoicecompany.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. The Company has based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Some or all of the results anticipated by these forward-looking statements may not be achieved. Further information on the Company’s risk factors is contained in our filings with the SEC. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contact:

Better Choice Company Inc.

Kent Cunningham, CEO

Investor Contact:

KCSA Strategic Communications

Valter Pinto, Managing Director

T: 212-896-1254

Valter@KCSA.com